Exhibit 99.1

Contacts:	Linda H. Simmons	William C. DeWitt
Chief Financial Officer	Corporate Communications
(401) 456-5015 Ext. 1652	(401) 456-5015 Ext. 1541

Bancorp Rhode Island, Inc. Announces Second Quarter 2007 Earnings of $2.2 Million

Commercial Loan Growth Continues; Expenses Continue to Decline

PROVIDENCE, R.I., July 26, 2007 – Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today announced net income for the second quarter of 2007 of $2.2 million. This represents a $188,000, or 9 percent, increase from net income of $2.0 million in the second quarter of 2006. The company’s diluted earnings per share (EPS) were $0.44 for the second quarter of 2007, an increase of 7 percent from diluted EPS of $0.41 in the second quarter of 2006.

In the second quarter of 2006, the bank was unable to record approximately $148,000, net of tax, of Federal Home Loan Bank of Boston (FHLB) stock dividend income as the FHLB deferred its second quarter dividend to the third quarter of 2006.

Total deposits were $1.03 billion at the end of the second quarter, up $9.3 million from $1.02 billion at year-end 2006. The company achieved year-over-year growth in most major deposit categories and current quarter growth of $16.8 million, or 9 percent, in Demand Deposit balances.

The bank’s commercial loan portfolio ended the second quarter with $542.7 million in assets, an increase of $22.9 million, or 4 percent, from year-end 2006 levels of $519.8 million. This growth also represents a 12 percent increase from the $486.1 million in commercial loan assets at the end of the second quarter of 2006. Nonperforming loans remain at nominal levels.

Noninterest expense was $9.6 million in the second quarter of 2007, a decrease of $101,000 from $9.7 million in the second quarter of 2006.

Net interest margin for the second quarter of 2007 was 2.97 percent, equal to the first quarter of 2007.

“We are pleased with the outcome of the second quarter. The results continue to reflect our focus on commercial growth and expense management,” said Bancorp Rhode Island, Inc. president and chief executive officer Merrill W. Sherman. “We look forward to continuing to build value for all of our shareholders.”

The company’s board of directors approved a dividend of $0.15 per share. The dividend will be paid on September 5, 2007 to shareholders of record on August 15, 2007.

Bancorp Rhode Island, Inc. will host a conference call at 10:00 a.m. Eastern Time on Thursday, July 26, to discuss its second quarter 2007 earnings. The conference call can be accessed via webcast at the company's website, www.bancorprhodeisland.com/bri/investor_relations.asp, or by dialing toll free (888) 868-9079.

There will be a playback of the call available until 11:59 p.m. EST on Saturday, July 28. The replay dial-in number is (877) 519-4471. When prompted, enter the conference ID number 8916351. The webcast will be archived on the "Investor Relations" page of the company's website at www.bancorprhodeisland.com/bri/investor_relations.asp.

Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 16 branches throughout Providence, Kent and Washington Counties.

This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

BANCORP RHODE ISLAND, INC.

Selected Financial Highlights (unaudited)

	June 30, 2007	December 31, 2006
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets	$1,466,715	$1,479,099
Total Loans and Leases	1,024,235	1,004,292
Nonperforming Loans	2,285	1,413
Allowance for Loan Losses	12,545	12,377
Allowance for Nonperforming Loans	549.02%	875.94%
Allowance to Total Loans	1.22%	1.23%
Total Deposits	1,025,707	1,016,423
Total Shareholders’ Equity	115,080	112,085

Book Value Per Share	$23.78	$23.39
Tangible Book Value Per Share	$21.44	$21.03

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
(Dollars in millions)

Average Balance Sheet Data:

Average Total Assets	$1,462	$1,447	$1,461	$1,443
Average Total Loans	1,009	972	1,005	964
Average Total Interest-bearing Liabilities	1,145	1,147	1,147	1,144
Average Total Equity	115	105	114	105

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
(Dollars in thousands, except per share data)

Income Statement Data:

Interest Income	$21,315	$19,762	$42,417	$39,157
Interest Expense	11,023	9,433	21,897	17,778
Net Interest Income	10,292	10,329	20,520	21,379
Provision of Loan Losses	100	435	200	702
Noninterest Income	2,664	2,815	5,226	5,120
Noninterest Expense	9,624	9,725	19,135	20,549
Income Before Taxes	3,232	2,984	6,411	5,248
Income Taxes	1,038	978	2,039	1,717
Net Income	$2,194	$2,006	$4,372	$3,531

Data Per Common Share:

Earnings Per Common Share – Basic	$0.45	$0.42	$0.91	$0.74
Earnings Per Common Share – Diluted	$0.44	$0.41	$0.88	$0.72
Average Common Shares Outstanding – Basic	4,839,355	4,763,667	4,827,331	4,755,005
Average Common Shares Outstanding - Diluted	4,958,234	4,905,424	4,959,929	4,896,086

Selected Operating Ratios:

Net Interest Margin	2.97%	3.01%	2.97%	3.13%
Return on Assets	0.60%	0.56%	0.60%	0.50%
Return on Equity	7.63%	7.69%	7.72%	6.79%
Efficiency Ratio(1)	74.28%	73.99%	74.32%	77.55%

(1) Calculated by dividing total noninterest expenses by net interest income plus noninterest income.

BANCORP RHODE ISLAND, INC.

Consolidated Balance Sheets (unaudited)

	June 30, 2007	December 31, 2006
	(In thousands)
ASSETS:
Cash and due from banks	$38,020	$24,469
Overnight investments	5,081	37,295
Total cash and cash equivalents	43,101	61,764
Investment securities available for sale (amortized cost of $116,049 and $104,266 at June 30, 2007 and December 31, 2006, respectively)	115,106	103,425
Mortgage-backed securities available for sale (amortized cost of $220,225 and $244,258 at June 30, 2007 and December 31, 2006, respectively)	215,198	240,462
Total available for sale securities	330,304	343,887
Stock in Federal Home Loan Bank of Boston	15,671	16,530
Loans and leases receivable:
Commercial loans and leases	542,705	519,790
Residential mortgage loans	261,716	263,945
Consumer and other loans	219,814	220,557
Total loans and leases receivable	1,024,235	1,004,292
Less allowance for loan and lease losses	(12,545)	(12,377)
Net loans and leases receivable	1,011,690	991,915
Premises and equipment, net	14,476	13,736
Goodwill	11,317	11,317
Accrued interest receivable	6,894	6,755
Investment in bank-owned life insurance	23,659	23,148
Prepaid expenses and other assets	9,603	10,047
Total assets	$1,466,715	$1,479,099
LIABILITIES:
Deposits:
Demand deposit accounts	$198,361	$200,282
NOW accounts	67,040	70,736
Money market accounts	6,735	6,991
Savings accounts	369,028	356,707
Certificate of deposit accounts	384,543	381,707
Total deposits	1,025,707	1,016,423
Overnight and short-term borrowings	51,272	56,341
Wholesale repurchase agreements	10,000	20,000
Federal Home Loan Bank of Boston borrowings	233,946	242,198
Subordinated deferrable interest debentures	18,558	18,558
Other liabilities	12,152	13,494
Total liabilities	1,351,635	1,367,014
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share, authorized 1,000,000 shares:
Issued and outstanding: none	--	--
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued and outstanding 4,851,991 shares and 4,792,380 shares, respectively	49	48
Additional paid-in capital	69,505	67,960
Treasury stock, at cost (15,000 shares at June 30, 2007)	(605)	--
Retained earnings	50,012	47,091
Accumulated other comprehensive loss, net	(3,881)	(3,014)
Total shareholders’ equity	115,080	112,085
Total liabilities and shareholders’ equity	$1,466,715	$1,479,099

BANCORP RHODE ISLAND, INC.

Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(In thousands, except per share data)

Interest and dividend income:
Commercial loans and leases	$9,761	$8,280	$19,240	$15,965
Residential mortgage loans	3,446	3,897	6,947	7,979
Consumer and other loans	3,390	3,291	6,742	6,353
Mortgage-backed securities	2,734	2,523	5,603	5,177
Investment securities	1,534	1,724	2,867	3,395
Federal Home Loan Bank of Boston stock dividends	265	--	546	211
Overnight investments	185	47	472	77
Total interest and dividend income	21,315	19,762	42,417	39,157
Interest expense:
NOW accounts	100	91	201	194
Money market accounts	25	38	63	76
Savings accounts	2,667	1,802	5,139	3,179
Certificate of deposit accounts	4,450	3,338	8,890	6,306
Overnight and short-term borrowings	636	498	1,303	813
Wholesale repurchase agreements	134	223	330	412
Federal Home Loan Bank of Boston borrowings	2,640	3,081	5,231	6,088
Subordinated deferrable interest debentures	371	362	740	710
Total interest expense	11,023	9,433	21,897	17,778
Net interest income	10,292	10,329	20,520	21,379
Provision for loan and lease losses	100	435	200	702
Net interest income after provision for loan and lease losses	10,192	9,894	20,320	20,677
Noninterest income:
Service charges on deposit accounts	1,388	1,262	2,704	2,449
Commissions on leases originated for others	286	111	628	173
Income from bank-owned life insurance	260	195	511	374
Loan related fees	194	274	349	418
Commissions on nondeposit investment products	171	251	291	563
Commissions on loans originated for others	50	29	95	52
Other income	315	693	648	1,091
Total noninterest income	2,664	2,815	5,226	5,120

Noninterest expense:
Salaries and employee benefits	5,285	5,201	10,547	10,708
Occupancy	896	873	1,802	1,746
Data processing	734	742	1,438	1,479
Professional services	600	513	1,252	929
Marketing	427	619	800	959
Equipment	334	362	667	741
Loan servicing	193	208	386	406
Loss on note receivable	--	--	--	868
Other expenses	1,155	1,207	2,243	2,713
Total noninterest expense	9,624	9,725	19,135	20,549
Income before income taxes	3,232	2,984	6,411	5,248

Income tax expense	1,038	978	2,039	1,717
Net income	$2,194	$2,006	$4,372	$3,531
Per share data:
Basic earnings per common share	$0.45	$0.42	$0.91	$0.74
Diluted earnings per common share	$0.44	$0.41	$0.88	$0.72

Average common shares outstanding – basic	4,839,355	4,763,667	4,827,331	4,755,005
Average common shares outstanding – diluted	4,958,234	4,905,424	4,959,292	4,896,086